Exhibit 23(c)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of PC Etcetera Israel Ltd., we hereby consent to the incorporation in this registration statement (File No. 33-93842) of our report dated March 9, 1994 (except with respect to notes 1, 2, 7, 12, 15 and statement of cash flow which the date is November 30, 1995) on the financial statements of Elron Electronic Industries Ltd. - ACE Division, included in the Current Report on Form 8-K of PC Etcetera, Inc. for an event dated August 12, 1994, as amended, and of our report dated February 28, 1995, in respect of the financial statements of PC Etcetera Israel Ltd. as of December 31, 1994, included in PC Etcetera, Inc.'s Form 10-KSB for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

We draw attention to Note 16 of the financial statements of PC Etcetera Inc. as of December 31, 1995, included in Form 10-KSB, wherein it is stated that PC Etcetera, Inc. decided to cease operations of PC Etcetera Israel Ltd., effective March 31, 1996.

                                        Luboshitz, Kasierer & Co., C.P.A. (Isr.)

Tel-Aviv, Israel
June 14, 1996